UNITED STATES
SECURITIES AND EXCHANGE  COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 6, 2016

CTS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Indiana	1-4639	35-0225010
(State or other jurisdiction of incorporation)	(Commission File Number)	(1.R.S. Employer Identification No)

1142 W. Beardsley Ave.
Elkhart, Indiana	46514
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (574) 523-3800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)
☐Pre-commencement communications pursuant to Rule 14d 2(b) under the Exchange Act ( 17 CFR 240. l 4d2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Item 2.05    Costs Associated with Exit or Disposal Activities.

On June 3, 2016, CTS Corporation issued a press release announcing a restructuring plan as part of a corporate-wide simplification strategy that was unveiled in 2013. Beginning in 2017, CTS will phase out production at its Elkhart, Indiana manufacturing facility by mid-2018 and transition the existing location into a research and development center supporting the company's global operations. Additional organizational changes will also occur in North America. Annual cost savings of between $6 - 8 million are expected upon completion of the restructuring plan. The cost of the plan is expected to range between $16 - 18 million and will be incurred during the 2016 - 2018 timeframe.

Item 9.01    Financial Statements and Exhibits.

Exhibit    Description
99.1    Press release dated June 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS CORPORATION

Date: June 6, 2016	By:	/s/ Luis F. Machado
Luis F. Machado
Vice President, General Counsel, and Secretary